October 23, 2017

The Gabelli Global Small and Mid Cap Value Trust

One Corporate Center

Rye, New York

10580-1422

Re:	The Gabelli Global Small and Mid Cap Value Trust —
Rights Offering Shelf Takedown

Ladies and Gentlemen:

We have acted as special counsel to The Gabelli Global Small and Mid Cap Value Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the the issuance by the Trust to the holders of the Trust’s common shares of beneficial interest, par value $0.001 per share (“Common Shares”), of an aggregate of 7,735,448 transferable subscription rights (the “Rights”) entitling the holders of such Rights to purchase, upon exercise of the Rights, up to an aggregate of 2,578,483 Common Shares (the “Shares”).

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i) the notification of registration on Form N-8A (File No. 811-22884) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on September 11, 2013;

(ii) the registration statement on Form N-2 (File Nos. 333-207415 and 811-22884) of the Trust, filed with the Commission on October 14, 2015 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”); Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations; the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 18, 2016; Post-Effective Amendment Nos. 1, 2, and 3 thereto, filed with the Commission on May 9, 2016, July 13, 2017, and September 29, 2017, respectively; the Notice of

The Gabelli Global Small and Mid Cap Value Trust

October 23, 2017

Effectiveness of the Commission posted on its website declaring such registration statement effective on October 3, 2017 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”); and Post-Effective Amendment No. 4 thereto proposed to be filed with the Commission as of the date hereof pursuant to Rule 462(d) of the Securities Act Rules and Regulations;

(iii) the prospectus and Statement of Additional Information of the Trust, each dated October 3, 2015, in the form filed with the Commission on October 20, 2017 pursuant to Rule 497 of the Securities Act Rules and Regulations (such prospectus and Statement of Additional Information being hereinafter referred to collectively as the “Base Prospectus”);

(iv) the prospectus supplement, dated October 20, 2017 relating to the issuance of the Rights and the Shares, in the form filed with the Commission on October 20, 2017 pursuant to Rule 497 of the Securities Act Rules and Regulations (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

(v) an executed copy of a certificate of Andrea R. Mango, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi) a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware as of October 23, 2017 and certified pursuant to the Secretary’s Certificate;

(vii) a copy of the Trust’s Agreement and Declaration of Trust, by the trustees of the Trust, dated as of August 21, 2013 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(viii) a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(ix) copies of certain resolutions adopted by the Board of Trustees of the Trust (the “ Board of Trustees”) and the Pricing Committee of the Board of Trustees on August 24, 2017 and October 10, 2017, respectively, certified pursuant to the Secretary’s Certificate;

(x) a certificate, dated October 4, 2017, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware;

(xi) a form of subscription certificate evidencing the Rights (the “Subscription Certificate”); and

(xii) an executed copy of the Dealer Manager Agreement, dated October 19, 2017, among the Trust, Gabelli Funds, LLC and G.research, LLC (the “Dealer Manager Agreement”).

The Gabelli Global Small and Mid Cap Value Trust

October 23, 2017

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Dealer Manager Agreement.

As used herein, “Transaction Agreements” means the Dealer Manager Agreement and the Subscription Certificates.

We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware, including the DSTA (all the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

1. The Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA. When Subscription Certificates evidencing the Rights are issued and delivered to holders of Common Shares in accordance with the terms of the Registration Statement, the Rights will constitute the valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms under the laws of the State of Delaware.

2. The Shares issuable upon exercise of the Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA, and, when issued upon exercise of the Rights in accordance with the terms of the Subscription Certificate and the Registration Statement, registered in the share record books of the Trust and delivered upon payment in full of the consideration payable therefor by the holders of Rights pursuant to the Subscription Certificate, the shares will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

The Gabelli Global Small and Mid Cap Value Trust

October 23, 2017

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(e) to the extent that any opinion relates to the enforceability of the choice of Delaware law and choice of Delaware forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon Delaware Code title 6, section 2708 and are subject to the qualification that such enforceability may be subject to the exceptions and limitations in Section 2708 as well as by principles of public policy, comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) neither the execution and delivery by the Trust of the Transaction Agreements nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the Shares: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Trust or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part C of the Registration Statement), (ii) contravened or will contravene any order or decree of any governmental authority to which the Trust or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Trust or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b) neither the execution and delivery by the Trust of the Transaction Agreements nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the Shares, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

The Gabelli Global Small and Mid Cap Value Trust

October 23, 2017

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

TAD